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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: April 5, 2002
                        (Date of earliest event reported)


                                  DIVINE, INC.
             (Exact name of registrant as specified in the charter)



            Delaware                      0-30043               36-4301991
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
         incorporation)                                      Identification No.)


                              1301 N. Elston Avenue
                             Chicago, Illinois 60622
                    (Address of Principal Executive Offices)

                                 (773) 394-6600
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)








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ITEM 5. OTHER ITEMS

         On April 5, 2002, divine, inc. ("divine") entered into an Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002 (the "Merger Agreement") with Viant Corporation ("Viant"), pursuant to which DVC Acquisition Company, a direct, wholly-owned subsidiary of divine, will be merged with and into Viant (the "Merger"). Following the Merger, Viant will be a wholly-owned subsidiary of divine. Upon consummation of the Merger, each of the approximately 49 million outstanding shares of Viant common stock will be converted into the right to receive 3.977 shares of divine Class A common stock (the "Exchange Ratio"). The Merger Agreement also contemplates the payment by Viant of a cash dividend of $24 million, in the aggregate, to Viant stockholders immediately prior to the consummation of the Merger (the "Dividend"). The record date for the Dividend has not yet been set.

         In addition, each outstanding option to purchase shares of Viant common stock under the Viant 1996 Stock Option Plan and the Viant 1999 Option Plan will be assumed by divine ("Company Options") and will become and represent an option to purchase that number of whole shares of divine Class A common stock (rounded down to the nearest full share) determined by multiplying the number of shares of Viant common stock issuable upon exercise of such option by the Conversion Ratio, at an exercise price equal to the exercise price of such Company Option divided by the Conversion Ratio, rounded up to the nearest whole cent. The Conversion Ratio is equal to the sum of the Exchange Ratio and the quotient of the per share Dividend paid to each stockholder and $.55. As of April 5, 2002, there were outstanding options to purchase a total of approximately 7.5 million shares of Viant common stock, with exercise prices ranging from $.025 to $46.25 per share, with a weighted average exercise price of $2.71 per share.

         Consummation of the Merger is subject to a number of conditions, including (1) approval of the Merger by the stockholders of Viant and (2) approval of the issuance of the shares of Class A Common Stock of divine in connection with the Merger by the stockholders of divine.

         For information regarding the terms and conditions of the Merger, including the consideration to be issued to Viant stockholders and the conditions to consummation of the Merger, reference is made to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein, and the press release jointly issued by divine and Viant on April 5, 2002, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.

         The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            By: /s/ Michael P. Cullinane
                               -------------------------------------------------
                               Michael P. Cullinane
                               Executive Vice President, Chief Financial Officer and Treasurer

                               Date: April 5, 2002


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                                  EXHIBIT INDEX

EXHIBIT                      DESCRIPTION OF EXHIBITS
NUMBER

2.1* Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, among divine, inc., DVC Acquisition Company and Viant Corporation, excluding exhibits and schedules thereto.

99.1 Joint Press Release of divine, inc. and Viant Corporation dated April 5, 2002 announcing divine's acquisition of Viant.





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* The schedules and exhibits to the Agreement and Plan of Merger and
Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. divine agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.